Exhibit 5.1

March 23, 2016

Old National Bancorp

One Main Street

Evansville, Indiana 47708

Re – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Old National Bancorp, an Indiana corporation (“Old National”), in connection with the preparation of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2016 (File No. 333-209551) as amended or supplemented through the date hereof (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 20,672,100 shares of common stock of no par value of Old National (the “Shares”) to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of January 11, 2016 (the “Merger Agreement”), by and between Old National and Anchor Wisconsin BanCorp Inc. (“Anchor”) and pursuant to which Anchor will merge with and into Old National.

In connection with the preparation and rendering of the opinion set forth herein, we have reviewed, examined and relied upon the accuracy of, among other things, copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	the Merger Agreement,

2.	the Registration Statement, and

3.	such other documents, certificates, and corporate records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the Indiana Business Corporation Law, including all applicable Indiana statutory provisions and published judicial decisions interpreting these laws, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Krieg DeVault LLP

Krieg DeVault LLP